UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 6, 2007

Date of report (Date of earliest event reported)

CBRE REALTY FINANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33050	30-0314655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Asylum Street, 37th Floor Hartford, Connecticut	06103
(Address of Principal Executive Offices)	(Zip Code)

(860) 275-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 6, 2007, CBRE Realty Finance TRS Warehouse Funding, LLC (the “Seller”), an affiliate of CBRE Realty Finance, Inc. (the “Company”), entered into Amendment No. 1 to the Master Repurchase Agreement (“Amendment No. 1”) with Deutsche Bank AG, Cayman Islands Branch (the “Buyer”), to amend the Master Repurchase Agreement, dated as of August 30, 2005 (the “Master Repurchase Agreement”). Pursuant to Amendment No. 1, the Repurchase Date shall mean September 5, 2007 at which point the Master Repurchase Agreement will terminate. A copy of Amendment No. 1 is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Capitalized terms not defined herein shall have the meaning set forth in the Master Repurchase Agreement, a copy of which was filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Company’s Registration Statement on Form S-11 on March 3, 2006.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously disclosed in the earnings press release of the Company for the quarter ended June 30, 2007, filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on August 7, 2007, and discussed during the Company’s earnings conference call on August 7, 2007 for the quarter ended June 30, 2007, the Company has received a notice from a lender asserting that the Company and/or its subsidiaries have margin deficits under a repurchase agreement. Below is a summary of the Company’s financial obligations that are purported to have been increased.

Wachovia Warehouse Facility

The Company received a Margin Deficit Notice from Wachovia Bank, National Association (“Wachovia”), dated August 6, 2007, stating that a margin deficit under that certain Master Repurchase Agreement, dated August 24, 2006 (“Original Master Repurchase Agreement”), and as amended by Amendment No. 1 to the Original Master Repurchase Agreement, dated August 24, 2006, by Amendment No. 2 to the Original Master Repurchase Agreement, dated December 15, 2006, by Amendment No. 3 to the Original Master Repurchase Agreement, dated February 8, 2006 and by Amendment No. 4 to the Original Master Repurchase Agreement, dated June 29, 2006, among certain subsidiaries of the Company, the Company, as guarantor and Wachovia (collectively, the “Wachovia Warehouse Facility”) exists, and demanding that such subsidiaries transfer approximately $26.7 million to Wachovia in immediately available funds on or before 7:00 p.m. on August 8, 2007.

The deadline was initially extended by Wachovia to 12:00 noon on August 9, 2007 pursuant a letter, dated as of August 8, 2007. The Company wired approximately $17 million in cash to Wachovia on August 9, 2007. The Company and Wachovia are in the process of negotiating the remainder of the margin deficit and discussing the amount and manner of payment through either borrowing under a $75 million revolving credit facility under the Company’s second CDO or through the pledge of certain assets. The deadline for the remaining $9.7 million margin deficit was extended by Wachovia to 5:00 p.m. on August 14, 2007 pursuant to a letter, dated as of August 9, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Master Repurchase Agreement, by and between CBRE Realty Finance TRS Warehouse Funding, LLC and Deutsche Bank AG, Cayman Islands Branch, dated August 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2007

CBRE REALTY FINANCE, INC.

By:	/s/ Michael Angerthal
Name:	Michael Angerthal
Title:	Chief Financial Officer